SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        HEALTH OUTCOMES MANAGEMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                        HEALTH OUTCOMES MANAGEMENT, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

The annual meeting of the shareholders of Health Outcomes Management, Inc., a Minnesota corporation (the "Company"), will be held at 3:30 p.m. on Thursday, September 18, 1997, at the Radisson Hotel Metrodome, University of Minnesota, 615 Washington Avenue S.E., Minneapolis, Minnesota for the following purposes:

     1. To elect a Board of Directors consisting of four (4) persons to serve until the next annual meeting of the shareholders and until their respective successors shall be elected and qualified.

     2. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on July 22, 1997, are entitled to notice of, and to vote at, the meeting.

Whether or not you expect to attend the meeting in person, please complete, sign, date and promptly return the enclosed Proxy in the envelope provided, which requires no postage if mailed in the United States.

                                        By Order of the Board of Directors


                                        /s/ William A. Peter, Jr.

                                        William A. Peter, Jr.
                                        Chairman

August 7, 1997
Minneapolis, Minnesota

                        HEALTH OUTCOMES MANAGEMENT, INC.
                        2331 UNIVERSITY AVENUE SOUTHEAST
                          MINNEAPOLIS, MINNESOTA 55414

                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                               SEPTEMBER 18, 1997

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Health Outcomes Management, Inc. (the "Company") for use at the annual meeting of the shareholders to be held at the Radisson Hotel Metrodome located at the University of Minnesota, 615 Washington Avenue SE, Minneapolis, Minnesota, on September 18, 1997, at 3:30 p.m., and at any adjournment thereof. All shares represented by properly executed Proxies received in time will be voted at the meeting and, where the manner of voting is specified on the Proxy, will be voted in accordance with such specifications. Shares represented by Proxies on which no specification has been made will be voted for the election of the nominees for director named in this Proxy Statement and will be deemed to grant discretionary authority to vote upon any other matter properly coming before the meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed by the Company for the meeting and the number of shareholders present in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for all matters. Shares abstaining with respect to any matter will be treated as unvoted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

Any shareholder who executes and returns a Proxy may revoke it at any time prior to the voting of the Proxies by giving oral or written notice to the Company at or prior to the meeting. The Notice of Meeting, this Proxy Statement, the form of Proxy and the Annual Report of the Company, containing audited financial statements of the Company for fiscal year ended February 28, 1997, are first being mailed to shareholders of the Company on or about August 7, 1997.

The Board of Directors of the Company has fixed the close of business on July 22, 1997, as the record date for determining the holders of outstanding shares of Common Stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 8,499,029 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote at the meeting.

                             ELECTION OF DIRECTORS

GENERAL

Four directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying Proxy will be voted in favor of the following named persons, unless the shareholder indicates to the contrary on the Proxy. All nominees have agreed to stand for election at the annual meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any one or more of such nominees for any reason should not be available as a candidate for director, votes will be cast for another nominee to be designated by the Board of Directors to fill any such vacancy, unless the shareholder withholds discretionary authority by so indicating on the proxy.

The nominees are as follows:

        NOMINEE          AGE          CURRENT POSITION WITH THE COMPANY
        -------          ---          ---------------------------------

William A. Peter, Jr.     61     President, Chief Executive Officer and Director

Michael J. Frakes         46     Vice President and Director

Robert J. Cipolle         46     Director

Jerry L. Hoganson         46     Director

Certain other information regarding the nominees, including their respective principal occupations, is set forth below. Such information was furnished to the Company by the respective nominees.

William A. Peter, Jr. is the founder of the Company and has served as President and Chief Executive Officer and as a member of the Board of Directors since its incorporation. From December 17, 1985 to May 22, 1986, Mr. Peter was also the president of Data Med, Inc. ("DMI"), the company from which the Company purchased certain of its current products and services. From May 1985 to December 1985, Mr. Peter was president of Delaware Business Consultants, a firm which provided sales and marketing consulting services principally to the health care industry. Prior to May 1985, Mr. Peter was employed for 26 years by E.I. Dupont DeNemours & Company, his last position being marketing manager in the health care division. Mr. Peter holds a bachelor's degree in industrial management and a master's degree in chemical engineering from the Massachusetts Institute of Technology.

Michael J. Frakes, Pharm.D., has served as a Vice President of the Company since May 22, 1986, and as a member of the Board of Directors since March 16, 1987. Mr. Frakes was a cofounder of DMI and served as the vice president of DMI from 1981 until joining the Company. Mr. Frakes has primary responsibility for ongoing development of the Company's products and services. Mr. Frakes holds a doctor of pharmacy degree from the University of Minnesota.

Robert J. Cipolle, Pharm.D., has served as a member of the Board of Directors since May 19, 1994. Mr. Cipolle previously served as a member of the Board of Directors of the Company from June 29, 1989, until June 30, 1993, when he resigned because of his duties as Acting Dean of the College of Pharmacy at the University of Minnesota. Mr. Cipolle currently serves as an Associate Professor of Pharmacy Practice at the University of Minnesota. Mr. Cipolle was the Acting Dean of the College of Pharmacy from 1992 to 1994. Mr. Cippolle has also served the University of Minnesota as the Associate Dean of the College of Pharmacy and as the Assistant Head for Research and Post-Graduate Education for the Department of Pharmacy Practice. Mr. Cipolle has authored or coauthored a number of articles, textbook chapters and educational modules dealing with the disciplines of pharmacokinetics and pharmacy practice and co-developed the concept of pharmaceutical care.

Jerry L. Hoganson, CNHA, has served as a member of the Board of Directors of the Company since June 27, 1991. Mr. Hoganson has been the Administrator of St. Paul's Church Home in St. Paul, Minnesota since 1988. From 1982 to 1988, Mr. Hoganson was the Administrator of the Zumbrota, Minnesota, Nursing Home. Mr. Hoganson holds a bachelor's degree in hospital administration from Concordia College, Moorhead, Minnesota. Mr. Hoganson is a Certified Nursing Home Administrator (CNHA) and a past president of the Minnesota Chapter of the American College of Health Care Administrators.

COMMITTEES

The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating, and reporting practices of the Company. The Audit Committee reviews the annual financial statements of the Company, the selection and work of the Company's independent auditors and the adequacy of internal controls for compliance with corporate practices and directives. The members of the Audit Committee are appointed by the Board of Directors. Currently, the members are William
A. Peter, Jr., Michael J. Frakes, Robert J. Cipolle and Jerry L. Hoganson. During fiscal 1997, the Audit Committee did not meet.

The Stock Option Committee was formed on June 6, 1991. The Committee was formed to provide disinterested administration of the Company's Stock Option Plan within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Company's Stock Option Plan expired by its terms in February 1996 and no further options may be granted under the plan, although outstanding options remain exercisable for the remainder of their respective terms. In February 1996, the Stock Option Committee was disbanded.

MEETINGS

The Company's Board of Directors met two times during the fiscal year, and otherwise conducted its business by written resolutions signed by all members of the Board of Directors. Each director attended at least 75% of the meetings of the Board.

COMPENSATION OF DIRECTORS

Each nonemployee member of the Board of Directors receives, per meeting, $200 plus 800 shares of the Company's common stock. For telephonic conferences each nonemployee member receives $50 plus 200 shares of the Company's common stock. No compensation is paid to employee members of the Board of Directors for attending meetings. During the fiscal year ended February 28, 1997, nonemployee Board of Director compensation totaled $2,648.

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company are as follows:

         NAME            AGE                       POSITION
         ----            ---                       --------

William A. Peter, Jr.     61    President, Chief Executive Officer, and Director

Michael J. Frakes         46    Vice President and Director

Robert J. Cipolle         46    Director

Jerry L. Hoganson         46    Director

Rosemary K. Salzwedel     37    Controller

Information regarding the business experience of management is set forth below, or in the case of Messrs. Peter, Frakes, Cipolle, and Hoganson under the caption "Election of Directors -- General".

Rosemary Salzwedel joined the Company in June 1993 in the position of Financial Reporting and Software Systems Support. On March 1, 1997, Ms. Salzwedel was appointed Controller. From December 1982 to June 1993, Ms. Salzwedel was a General Accountant for Krelitz Industries, Inc., where she performed financial and SEC reporting. Ms. Salzwedel holds a B.S. degree in Accounting from the University of Minnesota, Minneapolis, Minnesota.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The Securities Exchange Act of 1934 requires all executive officers and directors to report any changes in the ownership of common stock of the Company to the Securities and Exchange Commission and the Company.

Based solely upon a review of these reports and written representations that no additional reports were required to be filed in fiscal 1997, the Company believes that all reports were filed on a timely basis.

                             SECURITIES OWNERSHIP OF
                    PRINCIPAL SECURITY HOLDERS AND MANAGEMENT

The following table lists, as of July 1, 1997, the securities ownership of all directors of the Company, the directors and officers of the Company as a group, and all persons known by the Company to own beneficially more than 5% of the issued and outstanding Common Stock of the Company. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                  NUMBER        PERCENTAGE
      NAME AND ADDRESS           OF SHARES       OWNERSHIP
      ----------------           ---------       ---------

William A. Peter, Jr.            1,508,850(1)      17.5%
 6650 Vernon Hills Road
 Edina, Minnesota 55436

Steven C. Wolf                     550,000          6.5%
 820 S. 59th Street
 Belleville, IL 62223

Sandra F. Pessin                   436,000          5.1%
 c/o Neuberger&Berman, LLC
 605 Third Avenue
 New York, NY 10158-3698

Michael J. Frakes                  381,549(2)       4.4%
 3712 Chatham Circle
 Arden Hills, Minnesota
 55112

Robert J. Cipolle                   64,250(3)        .8%
 14721 80th Place N.
 Maple Grove, Minnesota
 55369

Jerry L. Hoganson                   19,000(4)        .2%
 1742 Lark Avenue
 Maplewood, Minnesota 55109

Directors and officers as        1,980,899(5)      22.4%
 a group (5 persons)

-------------------------
(1) Includes 115,000 shares which may be purchased pursuant to warrants and 21,250 shares which may be purchased pursuant to stock options which will become exercisable within 60 days of the date hereof.

(2) Includes 30,000 shares which may be purchased pursuant to warrants and 121,250 shares which may be purchased pursuant to stock options which will become exercisable within 60 days of the date hereof.

(3) Includes 20,000 shares which may be purchased pursuant to stock options which will become exercisable within 60 days of the date hereof.

(4) Includes 15,000 shares which may be purchased pursuant to stock options which will become exercisable within 60 days of the date hereof.

(5) Includes 329,750 shares which certain directors and officers have the right to purchase pursuant to warrants and stock options which will become exercisable within 60 days of the date hereof.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following Summary Compensation Table sets forth the compensation received by the Company's President and Chief Executive Officer. No other officers had compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                           ANNUAL COMPENSATION              COMPENSATION
                                     ---------------------------------    ----------------
                                                             OTHER
       NAME AND         FISCAL                               ANNUAL        STOCK      ALL
 PRINCIPAL POSITION      YEAR        SALARY      BONUS    COMPENSATION    OPTIONS    OTHER
 ------------------      ----        ------      -----    ------------    -------    -----
William A. Peter, Jr.    1997        $97,723      $ --       $2,190(1)         --      --
 President and CEO       1996       $103,881(2)   $925       $2,190(1)     12,500      --
                         1995        $99,234      $104       $2,190(1)         --      --

------------------------
(1)  Amount shown represents a health insurance allowance paid to Mr. Peter.

(2) Amount shown does not include salary totaling $74,787 for prior years which was paid during the current year. This amount has been previously reported.

                          STOCK OPTIONS AND WARRANTS

The following table sets forth information concerning the value of stock options and warrants held by the Company's executive officers named in the compensation table as of February 28, 1997. No options or warrants were granted to or exercised by any of the Company's executive officers named in the compensation table during the fiscal year ended February 28, 1997.

                                                             VALUE OF UNEXERCISED
                             NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                             OPTIONS AND WARRANTS               AND WARRANTS AT
                               HELD AT YEAR END                   YEAR END(1)
                         ----------------------------    ----------------------------
NAME                     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                     -----------    -------------    -----------    -------------
William A. Peter,  Jr.,   136,250(2)        6,250            $-0-            $-0-
 President and CEO


------------------------
(1) Based upon the average of the bid and ask price of $.14 for the Company's Common Stock on February 28, 1997, as reported by the National Quotation Bureau.

(2)  Includes warrants to purchase 115,000 shares of the Company's Common Stock.

EMPLOYMENT AGREEMENTS

On February 1, 1991, the Company entered into employment agreements with William A. Peter, Jr. and Michael J. Frakes, for a term of three years. The agreements provide for automatic renewals for one-year periods pursuant to which they have been extended to January 31, 1998. Under the employment agreement with Mr. Peter, Mr. Peter was paid $9,012 per month from February
1, 1996 to January 31, 1997. Beginning May 1, 1996, Mr. Peter took a 10% voluntary salary reduction which is still in effect as of June 30, 1997. Mr. Peter may also receive bonus compensation in the form of cash or shares of Common Stock. The employment agreement between the Company and Mr. Peter contains certain restrictive covenants, including prohibition of the use of proprietary information by Mr. Peter and restrictions on future competing employment. The restrictions on competing employment will be enforceable following termination of employment by the Company only if the Company continues to pay prescribed amounts each month during the period of restriction. Certain provisions of the agreement may require the Company to purchase all of Mr. Peter's common shares including unregistered shares, unexercised stock options and warrants at the average fair market value price upon termination or an ownership control change exceeding 40% control by an outside party.

Mr. Peter has been granted incentive stock options under Division A of the Company's Stock Option Plan for purchase of a total of 27,500 shares of Common Stock of which 15,000 shares are exercisable until January 17, 1998, at $0.28 and 12,500 shares are exercisable until February 4, 2001, at $0.65 per share.

Under the employment agreement with Mr. Frakes, Mr. Frakes was paid $8,412 per month from February 1, 1996 to January 31, 1997. Beginning May 1, 1996, Mr. Frakes took a 10% voluntary salary reduction which is still in effect as of June 30, 1997. Mr. Frakes may also receive bonus compensation in the form of cash or shares of Common Stock. The employment agreement between the Company and Mr. Frakes contains certain restrictive covenants, including prohibition of the use of proprietary information by Mr. Frakes and restrictions on future competing employment. The restrictions on competing employment will be enforceable following termination of employment by the Company only if the Company continues to pay prescribed amounts each month during the period of restriction. Certain provisions of the agreement may require the Company to purchase all of Mr. Frakes' common shares, including unregistered shares and unexercised stock options and warrants at the average fair market value price upon termination or an ownership control change exceeding 40% control by an outside party.

Mr. Frakes has been granted incentive stock options under Division A of the Company's Stock Option Plan for purchase of a total of 127,500 shares of Common Stock of which 10,000 shares are exercisable until April 24, 1998, at $0.37 per share; 20,000 shares are exercisable until March 23, 1999, at $0.34 per share; 50,000 shares are exercisable until January 18, 2000, at $0.37 per share; 10,000 shares are exercisable until September 28, 2000, at $0.25 per share; 10,000 shares are exercisable until January 7, 2001, at $0.40 per share; 5,000 shares are exercisable until June 5, 2001, at $0.35 per share; 10,000 shares are exercisable until June 11, 2002, at $0.31 per share; and 12,500 shares are exercisable until February 4, 2006, at $0.59 per share.

STOCK OPTIONS

On February 17, 1986, the Board of Directors and the shareholders of the Company adopted a Stock Option Plan (the "Stock Option Plan") that authorized the issuance of options to purchase an aggregate of 1,200,000 shares of the Company's Common Stock. The Stock Option Plan expired on the tenth (10th) anniversary date of its adoption and no further options may be issued.
Options currently outstanding include options granted to employees and agents of the Company, including executive officers of the Company. Options granted pursuant to the Stock Option Plan may be intended either to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or to be nonqualified stock options. The exercise price of any incentive stock option granted under the Stock Option
Plan must be at least 100% (110% in the case of 10% shareholders) of the fair market value of the Common Stock on the date of grant, and the value of Common Stock (determined on the date of grant) for which an optionee's incentive stock options become exercisable in any calendar year cannot exceed $100,000. The value of nonqualified options granted under the Stock Option
Plan is not subject to any dollar limitation, but the exercise price of nonqualified options was also at least 100% of the fair market value of the Common Stock on the date of grant. Options expire on the date set forth in the respective stock option agreements, but in no event later than 10 years from the date an option was granted (5 years in the case of 10% shareholders). Options are subject to earlier termination in certain events, including termination of employment, disability, or death of the optionee. The Stock Option Plan was administered by the Stock Option Committee of the Board of Directors. At the time of expiration of the Stock Option Plan, incentive stock options for the purchase of 866,500 shares and nonqualified stock options for the purchase of 148,000 shares had been granted.

Options to purchase a total of 201,000 shares were held by the Company's officers and directors as a group as of May 1, 1997. The Company's employees (including certain officers and directors) held options to purchase a total of 822,500 shares at the same date. Options totaling 374,685 shares had been exercised as of the end of the fiscal year.

CERTAIN TRANSACTIONS

As of February 28, 1995, the Company had a $60,000 note payable to an officer. As of March 1, 1995, the note was repaid in full to Mr. Peter.

At February 29, 1996, the Company held a 9.25% secured note receivable from Mr. Peter, with interest payable quarterly on the unpaid balance. Collateral consists of 210,000 shares of the Company's common stock. Additional provisions of the note require that Mr. Peter assign other personal assets as additional collateral should the value of the then existing collateral be insufficient to pay off the unpaid loan balance. At February 28, 1997, the balance due on the note receivable was $69,500.


                          VOTING OF PROXY AND EXPENSES

The Board of Directors recommends that an affirmative vote be cast in favor of each nominee for election to the Board of Directors.

Expenses incurred in connection with the solicitation of Proxies will be paid by the Company. The Proxies are being solicited by mail. The Company has requested brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.


                DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

Management does not now intend to bring before the 1997 Annual Meeting any matters other than those specified in the notice of the meeting, and it does not know of any business which persons other than the management intend to present at the meeting. Should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the accompanying Proxy intend to vote the shares represented by them in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

Shareholders wishing to present a proposal for action by the shareholders at the next annual meeting must present such proposal at the principal offices of the Company not later than April 15, 1998. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ William A. Peter, Jr.

                                   William A. Peter, Jr.
                                   PRESIDENT

Dated: August 7, 1997
Minneapolis, Minnesota

                        HEALTH OUTCOMES MANAGEMENT, INC.
             2331 UNIVERSITY AVENUE SE, MINNEAPOLIS, MINNESOTA 55414

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated August 7, 1997, appoints William A. Peter, Jr. and Michael
J. Frakes proxies, (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Health Outcomes Management, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders to be held at 3:30 p.m. on Thursday, September 18, 1997, and any adjournment thereof.

1.   ELECTION OF DIRECTORS:

     [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY
         (except as marked to the contrary      to vote for all nominees listed
          below)                                below

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

             WILLIAM A. PETER, JR.,          MICHAEL J. FRAKES, PHARM.D.,
                 ROBERT J. CIPOLLE, PHARM.D.,        JERRY HOGANSON

2. At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

              [ ] Grant Authority           [ ] Withhold Authority

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED ABOVE.

                         (TO BE SIGNED ON REVERSE SIDE.)

                         (CONTINUED FROM THE OTHER SIDE)

     Please sign exactly as name appears on the proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign corporate name in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            Dated:________________________, 1997

                                            ____________________________________
                                            Signature


                                            ____________________________________
                                            Additional signature if held jointly

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THE PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.